SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 20, 2000

                              ePhone Telecom, Inc.
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             (Exact name of registrant as specified in its charter)

                                     Florida
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                 (State or other jurisdiction of incorporation)

                                                        98-0204749
        000-27699                                     Not Applicable
 (Commission File Number)                  (IRS Employer Identification Number)

         Suite 1000, 355 Burrard Street, Vancouver B.C., Canada V6C 2G8
         --------------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (604) 482-6166
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                     (Telephone Number, Including Area Code)

                                (Not Applicable)
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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 Item 5.  Other Events.

         As previously reported in a Special Report on Form 8-K filed on April 17, 2000, on March 7, 2000, the Company finalized an Agency Agreement with Groome Capital.com Inc. of Canada ("Groome"). Groome agreed to act as the Company's agent to offer in a private placement, primarily in Canada, but also globally -- excluding the United States -- up to 16,363,635 Special Warrants at and for a price of $1.10 per Special Warrant. Each Special Warrant entitles the holder to receive at no cost, one Unit ("Unit"). Each Unit is comprised of one share of common stock of the Company and one warrant ("Warrant"). The Warrant entitles the holder to purchase an additional share of the Company during a term of 24 months at and for a price of $1.60 per share. The Company will pay Groome commissions of 8% of the gross proceeds received by the Company from the sale of the Special Warrants. Groome will also receive as compensation:

(a) broker warrants (the "Broker Warrants") equal to 8% of the number of Units sold pursuant to the private placement offering; each Broker Warrant provides Groome with the option to purchase one share of the Company's common stock, exercisable at $1.10 per share, for a period of 24 months following the date of closing of the offering; and

(b) an option to purchase an additional 250,000 shares of common stock of the Company, exercisable at a price of $0.60 per share, for a period of 24 months following the date of closing of the offering.

         As previously reported, the closing of the sale of the first portion of the Special Warrants occurred on March 31, 2000. On April 7, 2000, the closing of the sale of a second portion of the Special Warrants occurred, and on April 20, 2000, the closing of the sale of the final portion of the Special Warrants occurred. The total net proceeds received by the Company from the Sale of Special Warrants was approximately $12,205,000. The total number of Special Warrants sold by the Company was 13,780,838.


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                                   SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ePHONE TELECOM, INC.

                                             By: /s/Row Zadeh
                                                 ------------------------
                                                 Row Zadeh
                                                 President and CEO

                                             Date: May 15, 2000